EXECUTION VERSION


                          WAIVER AND THIRD AMENDMENT TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS WAIVER AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Waiver and Amendment"), dated as of October 15, 1999, is entered into by and among:

                   (1)  BELL  MICROPRODUCTS   INC.,  a  California   corporation
         ("Borrower");

                   (2) Each of the financial institutions listed in Schedule I to the Restated Credit Agreement referred to in Recital A below (the "Banks");

                   (3)   CALIFORNIA   BANK  &  TRUST,   a   California   banking
         corporation, as administrative agent for the Banks (in such capacity, "Administrative Agent"); and

                   (4) UNION BANK OF CALIFORNIA, N.A., a national banking association, as collateral agent for the Banks (in such capacity, "Collateral Agent").


                                    RECITALS

         A. Borrower, the Banks, Administrative Agent and Collateral Agent are parties to a Third Amended and Restated Credit Agreement dated as of November 12, 1998, as amended by (i) that certain First Amendment to Third Amended and Restated Credit Agreement dated as of May 13, 1999 and (ii) that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of July 21, 1999 (as amended, the "Restated Credit Agreement").

         B.  Borrower  has  requested  the  Banks,   Administrative   Agent  and
Collateral Agent to amend the Restated Credit Agreement in certain respects.

         C. In addition, Borrower has failed to comply with one of the financial covenants set forth in the Restated Credit Agreement. Borrower has requested the Banks, Administrative Agent and Collateral Agent to waive such non-compliance.

         D. The Banks, Administrative Agent and Collateral Agent are willing so to amend the Restated Credit Agreement and grant such waiver upon the terms and subject to the conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks, Administrative Agent and Collateral Agent hereby agree as follows:

         1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Waiver and Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those

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terms in the Restated Credit Agreement, as amended by this Waiver and Amendment.
The rules of construction set forth in Section I of the Restated Credit Agreement shall, to the extent not inconsistent with the terms of this Waiver and Amendment, apply to this Waiver and Amendment and are hereby incorporated by reference.

         2. Amendment to Credit Agreement. Subject to the conditions set forth in paragraph 5 below, Subparagraph 2.01(a) of the Restated Credit Agreement is hereby amended by substituting the date "October 31, 2000" for the date "July 30, 2000."

         3. Waiver Under Credit Agreement. Subject to the conditions set forth in paragraph 5 hereof, the Banks, Administrative Agent and the Collateral Agent hereby waive Borrower's compliance with the Leverage Ratio set forth in clause
(iv) of Subparagraph 5.02(m) of the Restated Credit Agreement for the quarter ended September 30, 1999, provided that Borrower's Leverage Ratio for such quarter was not greater than 3.12 to 1.00.

         4. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent, Collateral Agent and the Banks that, on the date of this Waiver and Amendment and after giving effect to the amendment set forth in paragraph 2 and the waiver set forth in paragraph 3 above, the following are and shall be true and correct on the Effective Date (as defined below):

                   (a) The representations and warranties set forth in Paragraph
         4.01 of the Restated Credit Agreement are true and correct in all material respects;

                   (b) No Default or Event of Default has occurred and is continuing; and

                   (c) Each of the Credit Documents is in full force and effect.

         5. Effective Date. The amendment to the Restated Credit Agreement effected by paragraph 2 above and the waiver granted under paragraph 3 above shall become effective on October 15, 1999 (the "Effective Date"), subject to receipt by the Banks, Administrative Agent and Collateral Agent on or prior to the Effective Date of the following, each in form and substance satisfactory to the Banks, Administrative Agent, Collateral Agent and their respective counsel:

                   (a) This Waiver and Amendment duly executed by Borrower, the Banks, Administrative Agent and Collateral
         Agent;

                   (b) A letter in the form of Attachment A hereto appropriately
         completed,   dated  the  Effective  Date  and  duly  executed  by  each
         Guarantor;

                   (c) A Certificate of the Secretary or an Assistant Secretary of Borrower, dated the Effective Date, certifying that (i) the Articles of Incorporation and Bylaws of Borrower, in the form delivered to Administrative Agent on the Closing Date, are in full force and effect and have not been amended, supplemented, revoked or repealed since such date, (ii) that the resolution of Borrower, in the form delivered to Administrative Agent on the Closing Date, is in full force and effect and has not been amended, supplemented, revoked or repealed since such date, and (iii) the incumbency, signatures

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         and  authority  of the  officers  of  Borrower  authorized  to execute, deliver and perform the Credit Agreement, this Amendment, the other Credit Documents and all other documents, instruments or agreements relating thereto executed or to be executed by Borrower;

                   (d) A nonrefundable amendment fee equal to Seventy Eight Thousand Dollars ($78,000.00) to be shared among the Banks pro rata according to their respective Proportionate Shares; and

                   (e) Such other evidence as Administrative Agent, Collateral Agent or any Bank may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Waiver and Amendment.

         6.  Effect of this  Waiver and  Amendment.  On and after the  Effective
Date, each reference in the Restated Credit Agreement and the other Credit Documents to the Restated Credit Agreement shall mean the Restated Credit Agreement as amended hereby. Except as specifically amended above, (a) the Restated Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Waiver and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Banks, Administrative Agent or Collateral Agent, nor constitute a waiver of any provision of the Restated Credit Agreement or any other Credit Document.

         7. Reservation of Rights. Borrower acknowledges and agrees that the execution and delivery by Administrative Agent, Collateral Agent and the Banks of this Waiver and Amendment shall not be deemed to create a course of dealing or otherwise obligate Administrative Agent, Collateral Agent or the Banks to execute similar waivers or amendments under the same or similar circumstances in the future.

         8. Miscellaneous.

                   (a) Counterparts. This Waiver and Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                   (b) Headings. Headings in this Waiver and Amendment are for convenience of reference only and are not part of the substance hereof.

                   (c) Governing Law. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

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


         IN WITNESS WHEREOF, Borrower, the Banks, Administrative Agent and Collateral Agent have caused this Waiver and Amendment to be executed as of the day and year first above written.

BORROWER:                                  BELL MICROPRODUCTS INC.


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


ADMINISTRATIVE AGENT:                      CALIFORNIA BANK & TRUST,
                                           As Administrative Agent


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


COLLATERAL AGENT:                          UNION BANK OF CALIFORNIA, N.A.,
                                           As Collateral Agent


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


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


BANKS:                                     CALIFORNIA BANK & TRUST,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


                                           UNION BANK OF CALIFORNIA, N.A.,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           By:__________________________________
                                              Name:
                                              Title:


                                           SANWA BANK CALIFORNIA,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


                                           COMERICA BANK--CALIFORNIA,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:


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


                                           U.S. BANK NATIONAL ASSOCIATION,
                                           As a Bank


                                           By:__________________________________
                                              Name:
                                              Title:

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



                                  ATTACHMENT A

                        FORM OF GUARANTOR CONSENT LETTER


                                October 15, 1999

TO:      ADMINISTRATIVE AGENT,
         As Administrative Agent for the Banks
         and the Agents under the Restated
         Credit Agreement referred to below

         1. Reference is made to the following:

                  (a) The Third Amended and Restated Credit Agreement dated as of November 12, 1998, among Borrower, the Banks, Administrative Agent and Collateral Agent, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of May 13, 1999 and that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of July 21, 1999 (as amended, the "Restated Credit Agreement");

                  (b) [The Bell Canada Guaranty, dated as of November 12, 1998 (the " Bell Canada Guaranty"),] [The Bell-Tenex Guaranty, dated as of November 20, 1998 (the "Bell-Tenex Guaranty"),] executed by the undersigned ("Guarantor") in favor of the Banks and Collateral Agent; and

                  (c) The  Waiver  and  Third  Amendment  to Third  Amended  and
         Restated Credit Agreement, dated as of October 15, 1999, among Borrower, the Banks, Administrative Agent and Collateral Agent (the "Waiver and Third Amendment");

         2. Guarantor hereby confirms that it is a wholly-owned subsidiary of [Bell Microproducts Inc., a California corporation] [Bell Microproducts Canada Inc., a California corporation ("Bell Canada") and that Bell Canada is a wholly-owned subsidiary of Bell Microproducts Inc., a California corporation].

         3. Guarantor hereby consents to the Waiver and Third Amendment, including without limitation, the extension of the Revolving Loan Maturity Date from July 31, 2000 to October 31, 2000. Guarantor expressly agrees that the Waiver and Third Amendment shall in no way affect or alter the rights, duties, or obligations of Guarantor, the Banks or Collateral Agent under the [Bell Canada Guaranty] [Bell-Tenex Guaranty].

         4. Pursuant to the [Bell Canada Guaranty] [Bell-Tenex Guaranty], Guarantor continues to guaranty the payment when due of, inter alia, all loans, advances, debts, liabilities and obligations, however arising, owed by the Borrower to any Agent or any Bank of every kind and description now existing or hereafter arising pursuant to the terms of the Restated Credit Agreement as amended by the Waiver and Third Amendment or any of the other Credit Documents.

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         5. The  [Pledge]  [Security]  Agreement,  dated as of November 20, 1998 executed by Guarantor in favor of Collateral Agent (the "[Pledge] [Security] Agreement") and any other security granted to any Agent or any of the Banks from time to time as security for the obligations of Guarantor under the [Bell Canada Guaranty] [Bell-Tenex Guaranty] remains in full force and effect and unamended, and the security interests, mortgages, charges, liens, assignments, transfers and pledges granted by Guarantor pursuant to the [Pledge] [Security] Agreement and such other documents (if any) continue to extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, of Guarantor to any of the Banks and any Agent arising under, in connection with or pursuant to the Restated Credit Agreement and the other Credit Documents, as acknowledged and confirmed by this Guarantor Consent Letter, notwithstanding the amendment of the Restated Credit Agreement by the Waiver and Third Amendment.

         6. From and after the date hereof, the term "Restated Credit Agreement" as used in the [Bell-Canada Guaranty] [Bell-Tenex Guaranty] shall mean the Restated Credit Agreement, as amended by the Waiver and Third Amendment.

         7. Guarantor's consent to the Waiver and Third Amendment shall not be construed (i) to have been required by the terms of the [Bell Canada Guaranty] [Bell-Tenex Guaranty], any other Credit Document or any other document, instrument or agreement relating thereto or (ii) to require the consent of Guarantor in connection with any future amendment of the Restated Credit Agreement or any other Credit Document.

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


         IN WITNESS WHEREOF, Guarantor has executed this Guarantor Consent Letter as of the day and year first written above.


                                      [BELL/MICROPRODUCTS CANADA-TENEX DATA ULC]
                                      [BELL MICROPRODUCTS CANADA INC.]


                                      By: ____________________________

                                      Name:___________________________

                                      Title:__________________________



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